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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1999
                                                      REGISTRATION NO. 333-83509

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                  TELLABS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                              --------------------

               DELAWARE                                     36-3831568
    (State or Other Jurisdiction                         (I.R.S. Employer
  of Incorporation or Organization)                    Identification Number)

           4951 INDIANA AVENUE
             LISLE, ILLINOIS                                  60532
 (Address of Principal Executive Offices)                   (Zip Code)

                  NETCORE SYSTEMS, INC. 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                               CAROL COGHLAN GAVIN
                       VICE PRESIDENT AND GENERAL COUNSEL
                                  TELLABS, INC.
                               4951 INDIANA AVENUE
                           LISLE, ILLINOIS 60532-1698
                                 (630) 378-8800
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                                 SIDLEY & AUSTIN
                            ONE FIRST NATIONAL PLAZA
                             CHICAGO, ILLINOIS 60603
                                 (312) 853-7000
                            ATTENTION: IMAD I. QASIM

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                             INTRODUCTORY STATEMENT


         TELLABS, INC., a Delaware corporation (the "Registrant"), hereby amends its Registration Statement on Form S-4 (Registration No. 333-83509) by filing this Post-Effective Amendment No. 1 on Form S-8.

         On August 30, 1999, NetCore Systems, Inc., a Delaware corporation ("NetCore"), became a wholly-owned subsidiary of the Registrant upon consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of June 29, 1999 (the "Merger Agreement") among the Registrant, a wholly-owned subsidiary of the Registrant, and NetCore. Each option (an "Outstanding Option") to purchase Common Stock, $.001 par value per share, of NetCore ("NetCore Common Stock"), which was outstanding immediately prior to the effective time of the Merger (the "Effective Time") pursuant to NetCore's 1997 Stock Option Plan became an option to purchase the number of shares of Common Stock, $.01 par value per share, of the Registrant ("Common Stock") (decreased to the nearest whole share), determined by multiplying (i) the number of shares of NetCore Common Stock subject to such Outstanding Option immediately prior to the Effective Time by (ii) 0.47042 (the "Exchange Ratio"), at an exercise price per share of Common Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share of NetCore Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. Each Outstanding Option will otherwise be exercisable upon the same terms and conditions as were applicable immediately prior to the Effective Time.

         This Post-Effective Amendment relates to the offer and sale after the Effective Time of Common Stock pursuant to and in accordance with the Outstanding Options.





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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed (file number 0-9692) by the Registrant with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

1.       The Registrant's Annual Report on Form 10-K for the year ended January
         1, 1999;

2.       The Registrant's Report on Form 11-K for the year ended December 31,
         1998;

3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 2, 1999;

4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended July 2, 1999;

5. The Registrant's Current Reports on Form 8-K filed with the SEC on April 22, 1999, April 29, 1999, July 7, 1999 and August 19, 1999; and

6. The description of the Common Stock contained in the Registration Statement on Form S- 4 (Registration No. 333-83509) to which this Post-Effective Amendment No. 1 relates under the caption "Description of Tellabs Common Stock".

         All reports and other documents filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.      DESCRIPTION OF SECURITIES.

         Not applicable

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The validity of the shares of Common Stock registered hereby has been passed upon for the Registrant by James M. Sheehan, Assistant General Counsel of Tellabs



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         Operations, Inc., a wholly-owned subsidiry of the Registrant.  Mr.
         Sheehan is a stockholder of the Registrant and holds options to purchase shares of Common Stock.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Amended and Restated By-Laws of the Registrant (the "Registrant By-Laws") provide, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Registrant as provided in the Registrant By-Laws and to the fullest extent which it is empowered to do so by the Delaware General Corporation Law (the "DGCL") against all expense, liability and loss (including attorneys' fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, subject to certain conditions, the Registrant shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding, whether civil, criminal, administrative or investigative, initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of the Registrant. The right to indemnification under the Registrant By-Laws is a contract right and, subject to certain conditions, includes the right to be paid by the Registrant the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition. The Registrant By-Laws further provide that the indemnification and payment of expenses incurred provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

         Section 145 of the DGCL authorizes indemnification by the Registrant of directors and officers under the circumstances provided in the provisions of the Registrant By-Laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action, or any claim, issue or matter therein.

         The Registrant has purchased insurance which purports to insure the Registrant against certain costs of indemnification which may be incurred by it pursuant to the Registrant By-Laws and to insure the officers and directors of the Registrant, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

ITEM 7.      EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not Applicable



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ITEM 8.      EXHIBITS.

         (a) The following is a list of Exhibits included as part of this Post-Effective Amendment. Items marked with a single asterisk are filed herewith. Items marked with a double asterisk were filed by the Registrant with the SEC on July 22, 1999 with the Registration Statement on Form S-4 to which this Post-Effective Amendment relates.

4.1 Registrant's Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-4 filed on July 21, 1998.

4.2 Registrant's Amended and Restated By-laws, as amended as of January 27, 1993, are hereby incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1993.

*4.3     NetCore Systems, Inc. 1997 Stock Option Plan.

**5.1 Opinion of James M. Sheehan regarding the legality of the securities being registered.

*23.1    Consent of Ernst & Young LLP.

*23.2    Consent of Grant Thornton LLP.

23.3     Consent of James M. Sheehan (included in the opinion filed as Exhibit
         5.1 to this Registration Statement).

**24.1   Powers of Attorney.

         (b)      Not applicable.

ITEM 9.      UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and

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         price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on September 17, 1999.


                                                TELLABS, INC.


                                                By:  /s/ Michael J. Birck
                                                     ---------------------------
                                                     Michael J. Birck
                                                     President


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

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

                     Signature                                         Capacity                          Date
                     ---------                                         --------                          ----
                /s/ Michael J. Birck                    President, Chief Executive Officer and    September 17, 1999
----------------------------------------------------    Director
                  Michael J. Birck                      (Principal Executive Officer)

                          *                             Executive Vice President and Director     September 17, 1999
----------------------------------------------------    (Principal Financial Officer)
                 Peter A. Guglielmi

                          *                             Vice President                            September 17, 1999
----------------------------------------------------    (Principal Accounting Officer)
                 Robert E. Swininoga

                          *                             Director                                  September 17, 1999
----------------------------------------------------
               John D. Foulkes, Ph.D.

                          *                             Director                                  September 17, 1999
----------------------------------------------------
                  Brian J. Jackman

                          *                             Director                                  September 17, 1999
----------------------------------------------------
                Frederick A. Krehbiel

                          *                             Director                                  September 17, 1999
----------------------------------------------------
           Stephanie Pace Marshall, Ph.D.

                          *                             Director                                  September 17, 1999
----------------------------------------------------
                 William F. Souders

                          *                             Director                                  September 17, 1999
----------------------------------------------------
                   Jan H. Suwinski

*By:            /s/ Carol Coghlan Gavin
    ------------------------------------------------
                   Carol Coghlan Gavin
                   As Attorney-in-Fact



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

                                  EXHIBIT INDEX

         The following is a list of Exhibits included as part of this Post-Effective Amendment. Items marked with a single asterisk are filed herewith. Items marked with a double asterisk were filed by the Registrant with the SEC on July 22, 1999 with the Registration Statement on Form S-4 to which this Post-Effective Amendment relates.

4.1 Registrant's Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-4 filed on July 21, 1998.

4.2 Registrant's Amended and Restated By-laws, as amended as of January 27, 1993, are hereby incorporated by reference to Exhibit
              3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1993.

*4.3          NetCore Systems, Inc. 1997 Stock Option Plan.

**5.1 Opinion of James M. Sheehan regarding the legality of the securities being registered.

*23.1         Consent of Ernst & Young LLP.

*23.2         Consent of Grant Thornton LLP.

23.3 Consent of James M. Sheehan (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

**24.1        Powers of Attorney.